Control Number : 16062356

STATE OF GEORGIA

Secretary of State

Corporations Division
313 West Tower
2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

CERTIFICATE OF INCORPORATION

I, Brian P. Kemp, the Secretary of State and the Corporation Commissioner of the State of Georgia, hereby certify under the seal of my office that

3PointCare, Inc.

a **Domestic Profit Corporation**

has been duly incorporated under the laws of the State of Georgia on **06/27/2016** by the filing of articles of incorporation in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta
and the State of Georgia on 07/01/2016

Brian P. Kemp
Secretary of State

ARTICLES OF INCORPORATION

Electronically Filed
Secretary of State
Filing Date: 6/27/2016 10:20:38 PM

BUSINESS INFORMATION	
CONTROL NUMBER	16062356
BUSINESS NAME	3PointCare, Inc.
BUSINESS TYPE	Domestic Profit Corporation
EFFECTIVE DATE	06/27/2016
SHARES	1

PRINCIPAL OFFICE ADDRESS	
ADDRESS	5805 State Bridge Rd, Suite G328, Duluth, GA, 30097, USA

REGISTERED AGENT'S NAME AND ADDRESS	
NAME	**ADDRESS**
Arturo Sanchez, Huerta	3231 Manor Ridge, Hall, Gainesville, GA, 30506, USA

INCORPORATOR(S)		
NAME	**TITLE**	**ADDRESS**
Arturo Huerta Sanchez	INCORPORATOR	3231 Manor Ridge, Gainesville, GA, 30506, USA

OPTIONAL PROVISIONS
N/A

AUTHORIZER INFORMATION	
AUTHORIZER SIGNATURE	Arturo H Sanchez
AUTHORIZER TITLE	Incorporator